EXHIBIT 21 RE: SUBSIDIARIES OF THE REGISTRANT

  The Company's subsidiaries, the fictitious business names (if any) under which they do business, and the state or other jurisdiction of incorporation or organization of each are set forth below. Unless noted otherwise, all are wholly owned by the Company. All are included in the Consolidated Financial Statements.

                                                                STATE OR COUNTRY
         SUBSIDIARY               FICTITIOUS BUSINESS NAME      OF INCORPORATION
         ----------               ------------------------      ----------------
Transitional Hospitals
 Corporation of Louisiana,
 Inc. ......................  THC--New Orleans                   Louisiana
Transitional Hospitals
 Corporation of Texas,
 Inc. ......................  THC--Arlington                     Texas
                              THC--Fort Worth
THC--Seattle, Inc. .........  THC--Seattle                       Washington
Transitional Hospitals
 Corporation of Indiana,
 Inc. ......................  THC--Indianapolis                  Indiana
THC--Minneapolis, Inc. .....  THC--Minneapolis                   Minnesota
Transitional Hospitals
 Corporation of
 Massachusetts, Inc. .......                                     Massachusetts
Transitional Hospitals
 Corporation of Nevada,
 Inc. ......................  THC--Las Vegas                     Nevada
THC--Chicago, Inc. .........  THC--Chicago                       Illinois
THC--North Shore, Inc. .....                                     Illinois
Transitional Hospitals
 Corporation of New Mexico,
 Inc. ......................  THC--Albuquerque                   New Mexico
Transitional Hospitals
 Corporation of Tampa,
 Inc. ......................  Transitional Hospital of Tampa     Florida
THC--Hollywood, Inc. .......  THC--Hollywood                     Florida
THC--Houston, Inc. .........  THC--Houston                       Texas
J. B. Thomas Hospital,
 Inc. ......................  THC--Boston                        Massachusetts
Transitional Hospitals
 Corporation of Wisconsin,
 Inc. ......................  THC--Milwaukee                     Wisconsin
THC--Orange County, Inc. ...  THC--Orange County                 California
THC--San Diego, Inc. .......  THC--San Diego                     California
Community Psychiatric
 Centers of California......  CPC Alhambra Hospital*             California
                              CPC Belmont Hills Hospital*
                              CPC Fairfax Hospital*
                              CPC Fremont Hospital*
                              CPC Heritage Oaks Hospital*
                              CPC San Luis Rey Hospital*
                              CPC Sierra Vista Hospital*
                              CPC Vista Del Mar Hospital*
                              CPC Walnut Creek Hospital*
Community Psychiatric
 Centers of Florida, Inc. ..  CPC Ft. Lauderdale Hospital*       Florida
                              CPC St. Johns River Hospital*
Community Psychiatric
 Centers of Idaho, Inc. ....  CPC Intermountain Hospital*        Idaho
Community Psychiatric
 Centers of Indiana, Inc. ..  CPC Valle Vista Hospital*          Indiana
Community Psychiatric
 Centers of Kansas, Inc. ...  CPC College Meadows Hospital*      Kansas
Community Psychiatric
 Centers of Mississippi,
 Inc. ......................  CPC Sand Hill Hospital*            Mississippi
Community Psychiatric
 Centers of Missouri, Inc. .  CPC Spirit of St. Louis Hospital*  Missouri
Community Psychiatric
 Centers of North Carolina,
 Inc. ......................  CPC Cedar Spring Hospital*         North Carolina

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
                                                                STATE OR COUNTRY
          SUBSIDIARY               FICTITIOUS BUSINESS NAME     OF INCORPORATION
          ----------               ------------------------     ----------------
Community Psychiatric Centers
 of Oklahoma, Inc. ...........  CPC Southwind Hospital (closed)   Oklahoma
C.P.C. of Louisiana, Inc. ....  CPC East Lake Hospital*           Louisiana
                                CPC Meadow Wood Hospital*
Old Orchard Hospital, Inc. ...  CPC Streamwood Hospital*          Illinois
Community Psychiatric Centers
 of Arkansas, Inc. ...........  CPC Pinnacle Pointe Hospital*     Arkansas
Community Behavioral Health
 Systems, Inc. ...............                                    Nevada
Community Psychiatric Centers
 Properties Incorporated*.....                                    California
CPC Properties of Illinois,
 Inc*. .......................                                    Illinois
CPC Properties of Indiana,
 Inc*. .......................                                    Indiana
CPC Properties of Kansas,
 Inc*. .......................                                    Kansas
CPC Properties of Louisiana,
 Inc*. .......................                                    Louisiana
CPC Properties of Mississippi,
 Inc*. .......................                                    Mississippi
CPC Properties of Missouri,
 Inc*. .......................                                    Missouri
CPC Properties of Arkansas,
 Inc*. .......................                                    Arkansas
CPC Properties of Oklahoma,
 Inc. ........................                                    Oklahoma
Community Psychiatric Centers
 Properties of Texas, Inc*. ..                                    Texas
Community Psychiatric Centers
 Properties of Utah, Inc*. ...                                    Utah
Florida Hospital Properties,
 Inc*. .......................                                    Florida

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*  Substantially all of the assets and liabilities of these subsidiaries were sold to Behavioral Health Care Corporation on November 30, 1996.